EXHIBIT 99.18

InterAmerican Gaming, Inc.

OTCBB : IAGM

May 31, 2012 08:00 ET
IAG Engages EFP Rotenberg LLP to Complete Audits

TORONTO, ONTARIO--(Marketwire - May 31, 2012) - InterAmerican Gaming Inc. (OTCBB:IAGM) ("IAG" or "the Company"), a company developing "SoFit" - a new social gaming mobile application that lets you get fit, stay fit and earn rewards that matter - is pleased to announce it has engaged EFP Rotenberg LLP ("EFP Rotenberg") as independent auditors to complete the Company's audits for the years ended September 30, 2011 and 2010. EFP Rotenberg is a leading certified public accounting firm with over 50 years of independent public company audit experience.

Mr. Gerry Goldberg, Director & Audit Committee Chair of IAG, stated, "We are pleased to have engaged auditors EFP Rotenberg and will begin the audit for the years ended September 30, 2011 and 2010 on or about June 4, 2012. We are excited to continue to rapidly develop our corporate standing and look forward to fast-tracking our market up-listing to a higher and SEC-compliant tier of the OTC Markets in the months to come."
About IAG and SoFit

IAG is a digital technology company that develops socially disruptive technologies. IAG builds industry-defining businesses through a combination of organic growth and acquisitions. IAG's first product, SoFit, is a new social gaming mobile application that lets you get fit, stay fit and earn rewards that matter. The SoFit app will be available for download on Apple and Android mobile devices in July 2012.

Subscribe to the SoFit email list at sofitmobile.com to be the first to know about release dates, product details, and special promotions.

For more information and to stay engaged with SoFit 'follow' us on Twitter @sofitmobile and 'like' us on Facebook http://www.facebook.com/sofitmobile.

Forward-looking Statements

Note: This press release contains "forward looking statements" as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on currently available competitive, financial and economic data and management's views and assumptions regarding future events. Such forward-looking statements are inherently uncertain. InterAmerican Gaming Inc. cannot provide assurances that the matters described in this press release will be successfully completed or that the company will realize the anticipated benefits of any transaction. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to: global economic and market conditions; the war on terrorism and the potential for war or other hostilities in other parts of the world; the availability of financing and lines of credit; successful integration of acquired or merged businesses; changes in interest rates; management's ability to forecast revenues and control expenses, especially on a quarterly basis; unexpected decline in revenues without a corresponding and timely slowdown in expense growth; the company's ability to retain key management and employees; intense competition and the company's ability to meet demand at competitive prices and to continue to introduce new products and new versions of existing products that keep pace with technological developments, satisfy increasingly sophisticated customer requirements and achieve market acceptance; relationships with significant suppliers and customers; as well as other risks and uncertainties, including but not limited to those detailed from time to time in InterAmerican Gaming Inc. SEC filings. InterAmerican Gaming Inc. undertakes no obligation to update information contained in this release. For further information regarding risks and uncertainties associated with InterAmerican Gaming Inc.'s business, please refer to the risks and uncertainties detailed from time to time in InterAmerican Gaming Inc.'s SEC filings.

This release does not constitute an offer for sale of securities.

Contact Information
Investor Inquiries
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Tyler M. Troup
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Circadian Group
Ryan Troup
Ryan@Circadian-Group.com

Circadian Group
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